Rule 424(b)(3)
                                         File Nos. 333-114270 and 333-114270-03

PROSPECTUS SUPPLEMENT DATED DECEMBER 14, 2005
     (To Prospectus Dated April 21, 2004 and Prospectus Supplement Dated February 7, 2005)


                                              COUNTRYWIDE FINANCIAL CORPORATION

                                                    Medium-Term Notes, Series A
                                                  Unconditionally Guaranteed by

                                                   COUNTRYWIDE HOME LOANS, INC.

     As of December 12, 2005, Countrywide Financial Corporation and Countrywide Home Loans, Inc. increased the principal amount of Medium-Term Notes, Series A and the related guarantees they may offer pursuant to the Prospectus, dated April 21, 2004, and the Prospectus Supplement, dated February 7, 2005, from $8,000,000,000 to $8,627,000,000.